CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We hereby consent to the use of our report, dated July 27, 1999, in this quarterly report on Form 10-QSB for D.H. Marketing & Consulting, Inc.



/s/ CROUCH, BIERWOLF & CHISHOLM
Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
July 27, 1999